Exhibit 99.1

For Immediate Release:	Contact:	Kieran Caterina or Diane M. LaPointe
SVPs and Co-Chief Accounting Officers
(914) 921-5149 or 7763

For further information please visit
www.gabelli.com

GAMCO Investors, Inc. Reports Fourth Quarter 2017 Results

                    - AUM grew 7.8% to $43.1 billion year-to-year

                    - Fourth quarter 2017 diluted EPS was $0.46 compared with $1.07 a year ago

                    - Adjusted EPS was $0.78 compared with $0.78 a year ago

Rye, New York, February 6, 2018 – GAMCO Investors, Inc. (“GAMCO”) (NYSE: GBL) today reported fourth quarter 2017 revenues of $98.7 million, net income of $13.5 million, and earnings of $0.46 per diluted share.  This compares to fourth quarter 2016 revenues of $100.0 million, net income of $32.7 million, and earnings of $1.07 per diluted share.  On an adjusted basis, fourth quarter 2017 net income was $23.1 million, and earnings were $0.78 per diluted share versus fourth quarter 2016 net income of $23.6 million and earnings of $0.78 per diluted share.  Adjusted net income and adjusted earnings per share are non-GAAP performance measures and are explained and reconciled with the most comparable GAAP numbers starting on page 11.

Our fourth quarter 2017 AUM was up 7.8% from the prior year and unchanged from $43.1 billion at September 30, 2017.  Market appreciation of $1.2 billion was offset by net outflows of $1.1 billion and distributions, net of reinvestments, of $0.1 billion.

Average AUM was $43.0 billion for the fourth quarter of 2017 versus $42.3 billion for the third quarter of 2017 and $39.3 billion for the fourth quarter of 2016.

As previously disclosed, the Company entered into deferred compensation agreements for the Chief Executive Officer for three distinct periods: 2016 (entire year); the first half of 2017 and the fourth quarter of 2017.  These agreements provided the Company with increased flexibility to pay down debt related to the spin-off of Associated Capital in November 2015.  The deferred compensation expense is recognized ratably over its vesting period, resulting in a $12.7 million increase in compensation expense and management fee year-over-year.  The Company also incurred expenses in the fourth quarter of 2017 relating to the revaluation of deferred tax assets and liabilities, net, related to the Tax Cuts and Jobs Act (the “Act”) ($8.2 million), early extinguishment of the $110 million 4.5% convertible note ($3.3 million) and the accelerated vesting of RSAs ($1.3 million).

This contributed to lowering operating income to $39.5 million in the fourth quarter of 2017 from the $52.0 million in the year-ago quarter.

Financial Highlights
	Fourth Quarter				YTD
($'s in 000's except AUM and per share data)	2017		2016		2017		2016

AUM - end of period (in millions)	$43,063		$39,954	(a)	$43,063		$39,954	(a)
AUM - average (in millions)	42,965		39,328		42,016		38,878

GAAP
Revenues	$89,613		$84,650		$351,382		$337,579
Incentive fees	9,053		15,300		9,142		15,421
Total revenues	$98,666		$99,950		$360,524		$353,000

Operating income	39,524		52,031		145,020		191,796

Income before income taxes	34,886		50,569		132,888		182,227
Effective tax rate		61.3%		35.4%		41.4%		35.7%

Net income	13,495		32,692		77,809		117,121

Net income per fully diluted share	$0.46		$1.07		$2.60		$3.92

Non-GAAP
Operating income	$42,667		$41,455		$158,949		$153,218

Adjusted income before income taxes	37,197		35,995		136,314		129,285
Adjusted effective tax rate		37.8%		34.5%		37.8%		37.0%

Adjusted net income	23,147		23,583		84,811		81,399

Adjusted net income per fully diluted share	$0.78		$0.78		$2.82		$2.74

Weighted average diluted shares outstanding	30,336		31,241		30,947		30,170

Shares outstanding at December 31	28,974		29,463		28,974		29,463

See the reconciliation to the comparable U.S. GAAP measures starting on page 11.
(a) Adjusted to include $270 million of Merger Arbitrage assets at December 31, 2016.

Revenues

-	Total revenues for the fourth quarter of 2017 were $98.7 million compared with $100.0 million in the prior year.

-
Investment advisory fees, excluding incentive fees, rose to $78.7 million in the fourth quarter of 2017 from $73.6 million in the fourth quarter of 2016 highlighted by revenues from our open-end and closed-end funds of $51.1 million, an increase from $47.5 million in the year-ago quarter.  Institutional and Private Wealth Management accounted for $26.2 million of the revenues in 2017 compared to $25.3 million in 2016.  SICAV revenues accelerated to $1.4 million in 2017 from $0.7 million in 2016.

-	Incentive fees earned were $9.1 million and $15.3 million during the fourth quarter ended December 31, 2017 and December 31, 2016, respectively.

-	Distribution fees from our open-end equity funds and other income were $10.9 million for the fourth quarter of 2017 versus $11.1 million in the prior-year quarter.

Operating Income

As noted, there were several distinct items in both quarters that impacted our results.  Operating income before management fee was $39.5 million in the fourth quarter of 2017 versus $52.0 million in the prior-year period.  The cash compensation deferrals raised operating costs by $12.7 million, comprised of the absence of the $14.6 million expense in the fourth quarter of 2016 coupled with a $1.9 million expense reduction in the fourth quarter of 2017.  The Company also recorded $1.3 million of compensation expense for the acceleration of most of the RSAs outstanding.  Excluding these items adjusted operating income before management fee was $38.5 million in the fourth quarter of 2017 versus $37.5 million in the year-ago quarter.

Other expense

We recognized $4.6 million in net other expenses in the fourth quarter of 2017 versus net other expenses of $1.5 million in the fourth quarter of 2016.  During the fourth quarter of 2017, we repurchased the $110 million convertible note at $103, resulting in a $3.3 million loss on extinguishment of debt.  In the fourth quarter of 2017, we also made $0.3 million of charitable contributions.  Interest expense decreased by $1.0 million year-over-year, reflecting a reduction in outstanding debt to $89.1 million at December 31, 2017 from $234.0 million at December 31, 2016.  Investment income for 2017 was $0.8 million vs. $1.5 million in 2016.

Income Taxes

The Company’s effective tax rate (“ETR”) for the quarter ended December 31, 2017 was 61.3% versus 35.4% for the quarter ended December 31, 2016.  The Act that was enacted in December 2017 resulted in an $8.2 million, or $0.27 per fully diluted share, write down of net deferred tax assets.  Absent this change the effective rate for the quarter would have been 37.8%.

Included in the fourth quarter 2017 income tax expense relating to the Act enacted in the United States in December 2017 were the following:

•	$10.7 million tax expense related to the revaluation of certain deferred income tax assets;
•	$2.5 million non-cash tax benefit related to the revaluation of certain deferred income tax liabilities

These amounts, which are based on reasonable estimates, may require further adjustments as additional guidance from the U.S. Department of Treasury is provided, as changes in GAMCO’s assumptions occur, and as further information and interpretations become available.

In addition, the fourth quarter income tax expense included a $0.5 million discrete tax expense related to the acceleration of stock-based compensation awards.

We previously disclosed an estimated ETR for 2018 of between 33% and 36%.  We now expect the 2018 ETR to be lower than that range, but we continue to evaluate the impact of the Act’s provisions.

Balance Sheet

GAMCO made substantial progress in reducing its debt since the November 2015 spin-off of Associated Capital Group, Inc. from $357 million to $89.1 million as of December 31, 2017.  As a result, Standard & Poor’s recently revised its outlook to stable from negative and reaffirmed our debt rating at BBB-.

During the quarter, we fully extinguished the $110 million 4.5% convertible note and prepaid $20 million of the amount outstanding on the 4% PIK note.

Total deferred compensation payable at December 31, 2017 was $120.5 million, of which $61.5 million is included in the GAAP balance sheet and $59.0 million of which will be recorded in 2018 and 2019, ratably over the vesting periods of each of the three deferral agreements, in accordance with GAAP.

We ended the quarter with cash of $17.8 million, investments of $36.8 million, and gross debt of $89.1 million.  We have $500 million available on our universal shelf registration.  Together with earnings from operations, the shelf provides us with flexibility to pay down debt, do acquisitions, perform lift-outs, seed new investment strategies, and co-invest, as well as to fund shareholder compensation, including share repurchases and dividends.

Deferred Compensation

GAMCO entered into a third agreement with its Chief Executive Officer on September 30, 2017, which deferred his cash compensation for the fourth quarter of 2017 until April 2019 under similar terms to the prior two deferrals.

Total deferred compensation payable at December 31, 2017 was $120.5 million, of which $61.5 million is included in the GAAP balance sheet and $59.0 million of which will be recorded in 2018 and 2019, ratably over the vesting periods of each of the three deferral agreements, in accordance with GAAP.

Returns to Shareholder

During the quarter ended December 31, 2017, we repurchased 194,226 shares at an average price of $29.33 per share for a total investment of $5.7 million.  We also distributed $0.6 million in dividends.  Since our IPO in February 1999, we have returned $1.9 billion in total to shareholders consisting of $1.0 billion of spin-offs, $491.0 million in the form of dividends, and $453.1 million through stock buybacks of approximately 10.4 million shares.

On February 6, 2018, GAMCO’s Board of Directors declared a regular quarterly dividend of $0.02 per share payable on March 27, 2018 to its Class A and Class B shareholders of record on March 13, 2018.

Business Highlights

-
On October 26, 2017, the GAMCO Natural Resources, Gold & Income Trust completed its offering of $30 million of 5.2% Series A Cumulative Preferred Stock.  The preferred stock is perpetual, non-callable for five years, and was issued at $25 per share.

-
During December 2017, the Company completed two rights offerings for two of its closed-end funds, The Gabelli Equity Trust Inc. and The Gabelli Global Small and Mid Cap Value Trust, which raised a combined $203 million.  Both offerings were heavily oversubscribed.

-
We will be launching our third exchange traded managed fund, the Gabelli RBITM NextSharesTM Trust (the “Fund”).  The Fund will invest primarily in equity securities, such as common stock of domestic and foreign services and equipment companies focused on physical asset development, including roads, bridges, and infrastructure (“RBI”).

Subsequent Event

As previously disclosed, on February 1, 2018, our affiliate, Associated Capital Group, Inc. (“AC”), commenced an exchange offer for up to one million shares of its Class A shares.  Tendering shareholders will receive 1.35 GAMCO Class A shares that AC holds in exchange for each share of AC tendered.  The exchange offer is scheduled to expire at 5:00 p.m., New York City time, on March 5, 2018, unless earlier extended or terminated.  This AC exchange offer has no impact on the number of issued and outstanding GAMCO shares.

About GAMCO Investors, Inc.

GAMCO Investors, Inc., through its subsidiaries, manages open-end funds and closed-end funds (Gabelli Funds, LLC) and private advisory accounts (GAMCO Asset Management Inc.).

	December 31,	December 31,
	2017	2016
Equities:
Open-end Funds	$13,747	$13,462
Closed-end Funds	8,053	7,150
Institutional & PWM - direct (a)	13,420	13,441
Institutional & PWM - sub-advisory	5,432	3,783
SICAV	510	320	(b)
Total Equities	41,162	38,156
Fixed Income:
Money-Market Fund	1,870	1,767
Institutional & PWM	31	31
Total Fixed Income	1,901	1,798
Total Assets Under Management	$43,063	$39,954
(a) Includes $261 million and $290 million of Money Market Fund AUM at
December 31, 2017 and December 31, 2016, respectively.
(b) Adjusted to include $270 million of Merger Arbitrage assets.

The Company reported Assets Under Management as follows (in millions):

Table I: Fund Flows - 4th Quarter 2017
				Fund
		Market		distributions,
	September 30,	appreciation/	Net cash	net of	December 31,
	2017	(depreciation)	flows	reinvestments	2017
Equities:
Open-end Funds	$13,762	$278	$(255)	$(38)	$13,747
Closed-end Funds	7,668	282	230	(127)	8,053
Institutional & PWM - direct	13,893	523	(996)	-	13,420
Institutional & PWM - sub-advisory	5,346	139	(53)	-	5,432
SICAV (a)	504	12	(6)	-	510
Total Equities	41,173	1,234	(1,080)	(165)	41,162
Fixed Income:
Money-Market Fund	1,890	5	(25)	-	1,870
Institutional & PWM	26	-	5	-	31
Total Fixed Income	1,916	5	(20)	-	1,901
Total Assets Under Management	$43,089	$1,239	$(1,100)	$(165)	$43,063

Table II: Fund Flows - Full Year 2017
					Fund
		Market			distributions,
	December 31,	appreciation/	Net cash		net of	December 31,
	2016	(depreciation)	flows		reinvestments	2017
Equities:
Open-end Funds	$13,462	$1,632	$(1,264)		$(83)	$13,747
Closed-end Funds	7,150	994	392		(483)	8,053
Institutional & PWM - direct	13,441	2,046	(2,067)		-	13,420
Institutional & PWM - sub-advisory	3,783	661	988	(b)	-	5,432
SICAV (a)	320	41	149		-	510
Total Equities	38,156	5,374	(1,802)		(566)	41,162
Fixed Income:
Money-Market Fund	1,767	14	89		-	1,870
Institutional & PWM	31	-	-		-	31
Total Fixed Income	1,798	14	89		-	1,901
Total Assets Under Management	$39,954	$5,388	$(1,713)		$(566)	$43,063

(a) Adjusted to include $270 million of Merger Arbitrage assets at December 31, 2016.
(b) Includes $1.2 billion from being approved as the sub-advisor on two sub-advisory entities as of February 27, 2017.

Table III

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Quarter Ended
	December 31,
	2017	2016

Investment advisory and incentive fees	$87,763	$88,865
Distribution fees and other income	10,903	11,085
Total revenues	98,666	99,950

Compensation costs	36,536	24,442
Distribution costs	11,074	11,403
Other operating expenses	7,321	8,932
Total expenses	54,931	44,777

Operating income before management fee	43,735	55,173

Investment income	833	1,483
Loss on extinguishment of debt	(3,300)	-
Interest expense	(1,891)	(2,945)
Shareholder-designated contribution	(280)	-
Other expense, net	(4,638)	(1,462)

Income before management fee and income taxes	39,097	53,711
Management fee expense	4,211	3,142
Income before income taxes	34,886	50,569
Income tax expense	21,391	17,877
Net income attributable to GAMCO Investors, Inc.	$13,495	$32,692

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$0.46	$1.12

Diluted	$0.46	$1.07

Weighted average shares outstanding:
Basic	29,103	29,062

Diluted	30,336	31,241

Actual shares outstanding (a)	28,974	29,463

Notes:
(a) Includes 19,400 and 424,340 of RSAs, respectively.

See GAAP to non-GAAP reconciliation on page 9.

Table IV

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Year Ended
	December 31,
	2017	2016

Investment advisory and incentive fees	$316,705	$308,459
Distribution fees and other income	43,819	44,541
Total revenues	360,524	353,000

Compensation costs	134,170	86,572
Distribution costs	44,447	44,189
Other operating expenses	23,221	23,925
Total expenses	201,838	154,686

Operating income before management fee	158,686	198,314

Investment income	5,465	3,105
Loss on extinguishment of debt	(3,300)	-
Interest expense	(10,160)	(12,674)
Shareholder-designated contribution	(4,137)	-
Other expense, net	(12,132)	(9,569)

Income before management fee and income taxes	146,554	188,745
Management fee expense	13,666	6,518
Income before income taxes	132,888	182,227
Income tax expense	55,079	65,106
Net income attributable to GAMCO Investors, Inc.	$77,809	$117,121

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$2.68	$4.01

Diluted	$2.60	$3.92

Weighted average shares outstanding:
Basic	28,980	29,182

Diluted	30,947	30,170

Actual shares outstanding (a)	28,974	29,463

Notes:
(a) Includes 19,400 and 424,340 of RSAs, respectively.
See GAAP to non-GAAP reconciliation on page 9.

Table V
GAMCO INVESTORS, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	2017					2016
	1st	2nd	3rd	4th		1st	2nd	3rd	4th
	Quarter	Quarter	Quarter	Quarter	Full Year	Quarter	Quarter	Quarter	Quarter	Full Year
Income Statement Data:

Revenues	$85,917	$87,600	$88,341	$98,666	$360,524	$81,385	$83,944	$87,721	$99,950	$353,000

Expenses	41,310	45,584	60,013	54,931	201,838	35,363	36,064	38,482	44,777	154,686

Operating income before
management fee	44,607	42,016	28,328	43,735	158,686	46,022	47,880	49,239	55,173	198,314

Investment income	509	537	(271)	(2,747)	(1,972)	591	605	426	1,483	3,105
Interest expense	(2,832)	(2,749)	(2,688)	(1,891)	(10,160)	(3,406)	(3,168)	(3,155)	(2,945)	(12,674)
Other expense, net	(2,323)	(2,212)	(2,959)	(4,638)	(12,132)	(2,815)	(2,563)	(2,729)	(1,462)	(9,569)

Income before management
fee and income taxes	42,284	39,804	25,369	39,097	146,554	43,207	45,317	46,510	53,711	188,745
Management fee expense	2,164	2,356	4,935	4,211	13,666	1,080	1,133	1,163	3,142	6,518
Income before income taxes	40,120	37,448	20,434	34,886	132,888	42,127	44,184	45,347	50,569	182,227
Income tax expense	15,300	14,554	3,834	21,391	55,079	16,102	16,641	14,486	17,877	65,106
Net income attributable to
GAMCO Investors, Inc.	$24,820	$22,894	$16,600	$13,495	$77,809	$26,025	$27,543	$30,861	$32,692	$117,121

Net income per share
attributable to GAMCO
Investors, Inc.:
Basic	$0.86	$0.79	$0.57	$0.46	$2.68	$0.89	$0.94	$1.06	$1.12	$4.01

Diluted	$0.82	$0.76	$0.55	$0.46	$2.60	$0.88	$0.93	$1.03	$1.07	$3.92

Weighted average shares outstanding:
Basic	28,970	28,896	28,926	29,103	28,980	29,247	29,234	29,185	29,062	29,182

Diluted	31,160	31,100	31,173	30,336	30,947	29,684	29,522	30,406	31,241	30,170

Reconciliation of non-GAAP
financial measures to GAAP:
Operating income before
management fee	44,607	42,016	28,328	43,735	158,686	46,022	47,880	49,239	55,173	198,314
Deduct: management fee expense	2,164	2,356	4,935	4,211	13,666	1,080	1,133	1,163	3,142	6,518
Operating income	$42,443	$39,660	$23,393	$39,524	$145,020	$44,942	$46,747	$48,076	$52,031	$191,796

Operating margin before
management fee	51.9%	48.0%	32.1%	44.3%	44.0%	56.5%	57.0%	56.1%	55.2%	56.2%
Operating margin after
management fee	49.4%	45.3%	26.5%	40.1%	40.2%	55.2%	55.7%	54.8%	52.1%	54.3%

Notes on Non-GAAP Financial Measures:
Operating income before management fee is used by management to evaluate its business operations. We believe this measure is useful in illustrating the operating results of GAMCO Investors, Inc. (the "Company") as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company's proprietary investment portfolio and interest expense.

Table VI
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)

	December 31,	December 31,
	2017	2016

ASSETS

Cash and cash equivalents	$17,821	$39,812
Investments	36,790	37,285
Receivable from brokers	1,578	453
Other receivables	45,621	50,756
Income tax receivable and deferred tax asset	15,615	9,349
Other assets	10,861	11,574

Total assets	$128,286	$149,229

LIABILITIES AND EQUITY

Payable to brokers	$14,926	$66
Income taxes payable and deferred tax liabilities	3,128	3,815
Compensation payable (a)	82,907	42,384
Accrued expenses and other liabilities	34,454	35,656
Sub-total	135,415	81,921

5.875% Senior notes (due June 1, 2021)	24,144	24,120
4.5% Convertible note (due August 15, 2021)	-	109,835
4% PIK note (due November 30, 2020)	50,000	100,000
1.6% AC Note (due February 28, 2018)	15,000	-
Total debt	89,144	233,955
Total liabilities	224,559	315,876

GAMCO Investors, Inc.'s stockholders' deficit	(96,273)	(166,647)

Total liabilities and equity	$128,286	$149,229

(a) Excludes $59.0 million of DCCA expense that is not yet recorded under GAAP.

Non-GAAP information and reconciliation:

GAMCO’s non-GAAP measures include adjusted income before taxes, adjusted effective tax rate, adjusted net income and adjusted net income per fully diluted share.  GAMCO’s calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in  the method of calculation.  As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or a substitute for, related U.S. GAAP measures.

These non-GAAP measures allow management and investors to view operating trends, perform analytical comparisons and benchmark performance between periods to understand operating performance without regard to items that we do not consider to be a component of our core operating performance.  Management uses these measures in its financial, investment and operational decision-making processes, for internal reporting and as part of its forecasting and budgeting processes.  For these reasons we believe these non-GAAP measures are useful for our investors.

Adjusted income before taxes, adjusted effective tax rate, adjusted net income and adjusted net income per fully diluted share can be used by investors to review our results on a consistent basis.  Examples of adjustments to these measures include the GAAP impact of the 2016 Deferred Cash Compensation Agreement (“DCCA”), First Half 2017 DCCA, and the Fourth Quarter 2017 DCCA that were put in place to enable the Company to more quickly pay down its debt, the acceleration of outstanding RSAs, charitable contributions, closed-end fund launch expenses, extinguishment of debt, and the recently enacted Tax Cuts and Jobs Act.

The following tables reconcile adjusted income before taxes, adjusted effective tax rate, adjusted net income and adjusted net income per share to their closest GAAP equivalent:

	For the three months ended December 31, 2017

	Reported	Fourth Quarter	First Half		RSA
	GAAP	2017 DCCA	2017 DCCA	2016 DCCA	Acceleration	Other	Adjusted

Total revenues	$98,666	$-	$-	$-	$-	$-	$98,666

Compensation costs	36,536	10,318	(4,771)	(3,148)	(1,331)	-	37,604
Distribution costs	11,074	-	-	-	-		11,074
Other operating expenses	7,321	-	-	-	-	-	7,321
Total expenses	54,931	10,318	(4,771)	(3,148)	(1,331)	-	55,999

Operating income before management fee	43,735	(10,318)	4,771	3,148	1,331	-	42,667

Other expense, net	(4,638)	-	-	-	-	3,300	(1,338)

Income before management fee and income taxes	39,097	(10,318)	4,771	3,148	1,331	3,300	41,329
Management fee expense	4,211	1,064	(891)	(715)	133	330	4,132
Income before income taxes	34,886	(11,382)	5,662	3,863	1,198	2,970	37,197
Income tax expense	21,391	(4,325)	2,152	1,468	455	(7,091)	14,050
Net income attributable to GAMCO Investors, Inc.	$13,495	$(7,057)	$3,510	$2,395	$743	$10,061	$23,147

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$0.46	$(0.24)	$0.12	$0.08	$0.03	$0.35	$0.80
Diluted	$0.46	$(0.23)	$0.12	$0.08	$0.02	$0.33	$0.78

	For the three months ended December 31, 2016
	Reported
	GAAP	2016 DCCA	Adjusted

Total revenues	$99,950	$-	$99,950

Compensation costs	24,442	13,718	38,160
Distribution costs	11,403	-	11,403
Other operating expenses	8,932	-	8,932
Total expenses	44,777	13,718	58,495

Operating income before management fee	55,173	(13,718)	41,455

Other expense, net	(1,462)	-	(1,462)

Income before management fee and income taxes	53,711	(13,718)	39,993
Management fee expense	3,142	856	3,998
Income before income taxes	50,569	(14,574)	35,995
Income tax expense	17,877	(5,465)	12,412
Net income attributable to GAMCO Investors, Inc.	$32,692	$(9,109)	$23,583

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$1.12	$(0.31)	$0.81
Diluted	$1.07	$(0.27)	$0.78

	For the year ended December 31, 2017

	Reported	Fourth Quarter	First Half		RSA
	GAAP	2017 DCCA	2017 DCCA	2016 DCCA	Acceleration	Other	Adjusted

Total revenues	$360,524	$-	$-	$-	$-	$-	$360,524

Compensation costs	134,170	10,318	9,619	(12,322)	(6,810)	-	134,975
Distribution costs	44,447	-	-	-	-	(1,068)	43,379
Other operating expenses	23,221	-	-	-	-	-	23,221
Total expenses	201,838	10,318	9,619	(12,322)	(6,810)	(1,068)	201,575

Operating income before management fee	158,686	(10,318)	(9,619)	12,322	6,810	1,068	158,949

Other expense, net	(12,132)	-	-	-	-	4,336	(7,796)

Income before management fee and income taxes	146,554	(10,318)	(9,619)	12,322	6,810	5,404	151,153
Management fee expense	13,666	1,064	1,775	(2,887)	681	540	14,839
Income before income taxes	132,888	(11,382)	(11,394)	15,209	6,129	4,864	136,314
Income tax expense	55,079	(4,325)	(4,442)	5,818	1,376	(2,003)	51,503
Net income attributable to GAMCO Investors, Inc.	$77,809	$(7,057)	$(6,952)	$9,391	$4,753	$6,867	$84,811

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$2.68	$(0.24)	$(0.24)	$0.32	$0.16	$0.24	$2.93
Diluted	$2.60	$(0.23)	$(0.22)	$0.30	$0.15	$0.22	$2.82

	For the year ended December 31, 2016
	Reported
	GAAP	2016 DCCA	Other	Adjusted

Total revenues	$353,000	$-	$-	$353,000

Compensation costs	86,572	45,734	-	132,306
Distribution costs	44,189	-	(638)	43,551
Other operating expenses	23,925	-	-	23,925
Total expenses	154,686	45,734	(638)	199,782

Operating income before management fee	198,314	(45,734)	638	153,218

Other expense, net	(9,569)	-	-	(9,569)

Income before management fee and income taxes	188,745	(45,734)	638	143,649
Management fee expense	6,518	7,782	64	14,364
Income before income taxes	182,227	(53,516)	574	129,285
Income tax expense	65,106	(20,069)	2,849	47,886
Net income attributable to GAMCO Investors, Inc.	$117,121	$(33,447)	$(2,275)	$81,399

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$4.01	$(1.15)	$(0.08)	$2.79
Diluted	$3.92	$(1.07)	$(0.08)	$2.74

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION
The financial results set forth in this press release are preliminary. Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy, the effects of the Tax Cuts and Jobs Act, and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, a general downturn in the economy that negatively impacts our operations, and the ongoing impacts of the Tax Cuts and Jobs Act with respect to tax rates and the non-deductibility of certain portions of NEO compensation. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors  contained in our Form 10-K and other public filings.  Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.